EXHIBIT 32

SECTION 1350 CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 each of the undersigned hereby certifies in his or her capacity as an officer of Richmond Mutual Bancorporation, Inc.  (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2020, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly represents, in all material respects, the financial statements included in such report.

Date: November 13, 2020	/s/ Garry D. Kleer
Garry D. Kleer
President and Chief Executive Officer

Date: November 13, 2020	/s/ Donald A. Benziger
Donald A. Benziger
Executive Vice President and Chief Financial Officer